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                                                                     EXHIBIT 4.4



                             CERTIFICATE OF TRUST OF
                              ONB CAPITAL TRUST II

         THIS Certificate of Trust of ONB CAPITAL TRUST II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is ONB Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Bank One Delaware, Inc., Three Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Legal Dept./First USA.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    BANK ONE DELAWARE, INC., as Delaware trustee


                                        By: /s/ Sandra L. Caruba
                                            ----------------------------
                                        Name: Sandra L. Caruba
                                        Title: Vice President



                                    BANK ONE TRUST COMPANY, NA, as Property
                                    Trustee


                                        By: /s/ Sandra L. Caruba
                                            ----------------------------
                                        Name: Sandra L. Caruba
                                        Title: Vice President